[Exhibit 23.1 - Auditor's Consent]


                 [Letterhead of Livingston, Wachtell & Co., LLP]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
of Manufacturers Marketing Group, Inc.

         As independent certified public accountants, we hereby consent to the use and inclusion of our report dated December 8, 2003 with respect to the August 31, 2003 and August 31, 2002 financial statements of Manufacturers Marketing Group, Inc. included in the Registration Statement on Form SB-2 of such Company and we hereby consent to the use of our name in the "Experts" section of the Registration Statement.




/s/ Livingston, Wachtell & Co., LLP
------------------------------------
New York, New York
April 22, 2004